UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2023

Nogin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Flight Way STE 400, Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 222-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NOGN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	NOGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2023, Jan-Christopher Nugent, Co-Chief Executive Officer and Chairman of the board of directors (the “Board”) of Nogin, Inc. (the “Company”), resigned as the Company’s Co-Chief Executive Officer and as a member and Chairman of the Board, effective as of January 27, 2023 (the “Effective Date”). Mr. Nugent’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Jonathan S. Huberman, the Company’s other Co-Chief Executive Officer, will serve as the sole Chief Executive Officer of the Company beginning as of the Effective Date. Mr. Huberman has been the Company’s Co-Chief Executive Officer since August 2022. Following Mr. Nugent’s departure, the Board consists of six directors, four of whom are independent.

In connection with his resignation, Mr. Nugent, Nogin Commerce, Inc. and the Company entered into a Separation Agreement and Mutual Release (the “Separation Agreement”). The Separation Agreement provides that, subject to Mr. Nugent’s continued compliance with the restrictive covenants in any written agreements between Mr. Nugent and the Company, Mr. Nugent will be entitled to receive severance compensation equal to 24 months of his base salary, or $960,000, and continued coverage under the Company’s group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) for 24 months following the Effective Date. In addition, the Company agreed to pay Mr. Nugent a cash bonus in an amount equal to $267,021, with $167,021 payable not later than February 9, 2023 and the remainder payable not later than September 29, 2023.

The Separation Agreement also contains a general release of claims in favor of the Company, a release of claims in favor of Mr. Nugent, non-disparagement provisions and provisions regarding the protection of the Company’s proprietary and confidential information that apply indefinitely and provisions requiring the return of Company property.

The foregoing description of the Separation Agreement is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 27, 2023, the Company issued a press release related to the information described in Item 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.1	Separation Agreement and Mutual Release, dated January 27, 2023, by and between Nogin, Inc., Nogin Commerce, Inc. and Jan-Christopher Nugent.

99.1	Press Release dated January 27, 2023.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nogin, Inc.

Date: January 27, 2023	By:	/s/ Jonathan S. Huberman
	Name:	Jonathan S. Huberman
	Title:	Chief Executive Officer and President

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